Exhibit 99.1
Contact:
Jack Howarth, Vice President, Investor Relations
908-429-8350
FOR IMMEDIATE RELEASE
KING PHARMACEUTICALS REPORTS STRONG
THIRD QUARTER 2009 FINANCIAL RESULTS
•	EMBEDA™ APPROVAL AND LAUNCH

•	TOTAL COMPANY REVENUE OF $463 MILLION

•	CASH FLOW FROM OPERATIONS OF $145 MILLION

•	DEBT REPAYMENT OF $124 MILLION

•	THIRD QUARTER ANIMAL HEALTH REVENUE OF $96 MILLION
BRISTOL, TENNESSEE November 5, 2009 — King Pharmaceuticals, Inc. (NYSE:KG) announced today that total revenues were $463 million during the third quarter ended September 30, 2009, compared to $388 million in the third quarter of 2008. The Company reported net income of $42 million and diluted earnings per share of $0.17 during the third quarter of 2009, compared to net income of $82 million and diluted earnings per share of $0.34 in the third quarter of the prior year. Excluding certain special items and recurring non-GAAP adjustments, adjusted net income equaled $71 million and adjusted diluted earnings per share equaled $0.29 during the third quarter ended September 30, 2009, compared to adjusted net income of $95 million and adjusted diluted earnings per share of $0.39 in the third quarter of 2008.
Similar to its financial reporting in prior years, King reports financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”) and also adjusted financial results. However, beginning with the first quarter of 2009, King’s adjusted financial results exclude the amortization of intangible assets and non-cash imputed interest expense associated with the Company’s $400 million 1 1/4% Convertible Senior Notes, as well as special items. For more information, see the “About Adjusted Financial Results” paragraph below.
Brian A. Markison, Chairman, President and Chief Executive Officer of King, stated “The transformation of King to a fully integrated specialty pharmaceutical company was further supported by strong third quarter performances reported by each of our business segments.” Mr. Markison continued, “The highlights included the approval, launch and successful wholesaler stocking of EMBEDA™, record third quarter Animal Health revenues and the shipment of Meridian’s next generation EpiPen® Auto-Injector. We believe that the combination of all three businesses will continue to contribute to our long-term growth strategy.”
Joseph Squicciarino, King’s Chief Financial Officer, stated, “Through measured financial progress against our previously stated goals, we continue to execute on our strategic plan to transform King into a leader in the specialty pharmaceutical sector.” He continued, “The Company’s reported third quarter results reflect strong cash flow from operations as well as a significant repayment of debt associated with the Alpharma acquisition, including complete repayment of the $200 million term loan in October. We remain committed to enhancing shareholder value through prudent financial management.”
As of September 30, 2009, the Company’s cash and cash equivalents totaled approximately $480 million.
Total Company revenue increased 19% to $463 million in the third quarter of 2009 compared to the third quarter of 2008 primarily due to branded pharmaceutical and Animal Health sales recorded as a result of the Alpharma acquisition and an increase in sales of Auto-Injectors in the Meridian business.
Net revenue from branded pharmaceuticals totaled $283 million for the third quarter of 2009, compared to $302 million during the third quarter of 2008. The decrease in revenues was primarily due to the sales declines of our THROMBIN-JMI® product and the market entry of generic substitutes for ALTACE® (ramipril) beginning in December 2007, offset by the addition of revenues from sales of FLECTOR® PATCH and EMBEDA™.
Net sales of SKELAXIN® (metaxalone) totaled $102 million during the third quarter of 2009, compared to $110 million during the same period of the prior year.
Net sales of our THROMBIN-JMI® (thrombin, topical, bovine, USP) product totaled $43 million during the third quarter of 2009, compared to $67 million during the third quarter of 2008.
Net sales of AVINZA® (morphine sulfate extended release) totaled $31 million during the third quarter of 2009, compared to $36 million during the third quarter of 2008.
Net sales of FLECTOR® PATCH (diclofenac epolamine topical patch) 1.3% totaled $40 million during the third quarter of 2009. The Company obtained FLECTOR® PATCH as a result of its acquisition of Alpharma on December 29, 2008.
Net sales of EMBEDA™ totaled $11 million during the third quarter of 2009. The Company announced the launch and commercial availability of EMBEDA™ on September 21, 2009.
Revenues from the Animal Health business were $96 million for the third quarter ended September 30, 2009. The Company added the Animal Health business as a result of its acquisition of Alpharma.
King’s Meridian Auto-Injector business contributed revenue totaling $72 million during the third quarter of 2009, compared to $68 million during the third quarter of 2008. During the third quarter of 2009, the next generation EpiPen® Auto-Injector was shipped to Dey L. P. in preparation for a fourth quarter 2009 launch.

Royalty revenues, derived primarily from ADENOSCAN® (adenosine), totaled $12 million during the third quarter of 2009 compared to $18 million during the third quarter of 2008.
Conference Call and Web Cast Information
King management will conduct a conference call at 11:00 am ET today. This call may include discussion of the Company’s marketed products, pipeline, strategy for growth, financial results and expectations, and other matters relating to its business. The call will be open to all interested parties and may be accessed by using the following information:
Conference Call Access

Domestic Dial In:	(888) 674-0224
International Dial In:	(201) 604-0502
Interested parties may also listen to the web cast by clicking the following link to register and then joining the live event with the same URL:
http://www.kingpharm.com/Investors/Webcasts.cfm
If you are unable to participate during the live event, the replay number is 888-632-8973, or 201-499-0429 if you are calling from outside the USA. The replay code is 88910347 followed by the # sign. The web cast of today’s call will be archived on King’s web site, accessible through the link above, for not less than 14 days.
About Adjusted Financial Results
In addition to financial results determined in accordance with Generally Accepted Accounting Principles (“GAAP”), King provides adjusted net earnings and adjusted diluted earnings per share results. These non-GAAP financial measures exclude the effect of amortization of intangible assets and non-cash imputed interest expense associated with the Company’s $400 million 1 1/4% Convertible Senior Notes, as well as special items. Special items are those particular material income or expense items that King considers to be unrelated to the Company’s ongoing, underlying business, non-recurring, or not generally predictable, and include, but are not limited to, merger and restructuring expenses; non-capitalized expenses associated with acquisitions, such as in-process research and development charges and inventory valuation adjustment charges; charges resulting from the early extinguishment of debt; asset impairment charges; expenses of drug recalls; and gains and losses resulting from the divestiture of assets. King believes that providing adjusted financial results enhances the analysis of the Company’s ongoing, underlying business and the analysis of the Company’s financial results when comparing those results to that of a previous or subsequent like period. However, it should be noted that the determination of whether to exclude an item from adjusted financial results involves judgments by King’s management. A reconciliation of adjusted financial results and King’s reported financial results determined in accordance with GAAP is provided below.

About King Pharmaceuticals, Inc.
King, headquartered in Bristol, Tennessee, is a vertically integrated branded pharmaceutical company. King, an S&P 500 Index company, seeks to capitalize on opportunities in the pharmaceutical industry through the development, including through in-licensing arrangements and acquisitions, of novel branded prescription pharmaceutical products and technologies that complement the Company’s focus in specialty-driven markets, particularly neuroscience and hospital. King’s wholly owned subsidiary, Alpharma Inc., is also a leader in the development, registration, manufacture and marketing of pharmaceutical products for food producing animals.
Forward-looking Statements
This release contains forward-looking statements which reflect management’s current views of future events and operations, including, but not limited to, statements pertaining to: the potential future financial performance and results of King or its business units or subsidiaries; the execution of King’s long-term growth strategy; and King’s planned webcast to discuss its third-quarter 2009 results. These forward-looking statements involve certain significant risks and uncertainties, and actual results may differ materially from the forward-looking statements. Some important factors which may cause actual results to differ materially from the forward-looking statements include: the future levels of demand for, and net sales of, King’s products; King’s ability to successfully market its products; King’s ability to successfully complete and integrate acquisitions; King’s ability to advance the development of its pipeline products as planned; the high cost and uncertainty of research, clinical trials, and other development activities involving products in which King has an interest; the unpredictability of the duration and results of the FDA’s review of Investigational New Drug applications, New Drug Applications, and Abbreviated New Drug Applications and/or similar reviews by other regulatory agencies worldwide; the availability and cost of raw materials; any material interruptions in supply by contract manufacturers of King’s products; the potential effect on sales of King’s existing products of the development and approval of generic substitutes for any of King’s branded pharmaceutical products or other new competitive products; the potential effect of future acquisitions and other transactions pursuant to the Company’s growth strategy; King’s compliance with FDA and other government regulations that relate to its business; King’s ability to conduct its webcast as currently planned on November 5, 2009; changes in general economic and business conditions; changes in current pricing levels; changes in federal and state laws and regulations; changes in competition; changes in technologies and technological advances; and manufacturing capacity constraints. Other important factors that may cause actual results to differ materially from the forward-looking statements are discussed in the “Risk Factors” section and other sections of King’s Form 10-K for the year ended December 31, 2008 and Form 10-Q for the quarter ended June 30, 2009, which are on file with the U.S. Securities and Exchange Commission. King does not undertake to publicly update or revise any of its forward-looking statements even if experience or future changes show that the indicated results or events will not be realized.
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EXECUTIVE OFFICES
KING PHARMACEUTICALS, INC.
501 FIFTH STREET, BRISTOL, TENNESSEE 37620

KING PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	September 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$479,968	$940,212
Investments in debt securities	39,624	6,441
Marketable securities	1,930	511
Accounts receivable, net	227,030	245,070
Inventories	207,650	258,303
Deferred income tax assets	100,577	89,513
Income tax receivable	12,051	—
Prepaid expenses and other current assets	99,374	129,214

Total current assets	1,168,204	1,669,264

Property, plant and equipment, net	401,162	417,259
Intangible assets, net	822,589	934,219
Goodwill	453,008	450,548
Deferred income tax assets	250,017	267,749
Investments in debt securities	292,034	353,848
Other assets	75,379	122,826
Assets held for sale	7,900	11,500

Total assets	$3,470,293	$4,227,213

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$87,111	$140,908
Accrued expenses	309,962	411,488
Income taxes payable	—	10,448
Short-term debt	4,101	5,230
Current portion of long-term debt	122,449	439,047

Total current liabilities	523,623	1,007,121

Long-term debt	505,904	877,638
Other liabilities	105,358	110,022

Total liabilities	1,134,885	1,994,781

Commitments and contingencies
Shareholders’ equity:
Common shares no par value, 600,000,000 shares authorized, 248,226,583 and 246,487,232 shares issued and outstanding, respectively	1,412,509	1,389,698
Retained earnings	941,368	871,021
Accumulated other comprehensive loss	(18,469)	(28,287)

Total shareholders’ equity	2,335,408	2,232,432

Total liabilities and shareholders’ equity	$3,470,293	$4,227,213

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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES:
Total revenues	$463,349	$388,445	$1,337,394	$1,217,329

OPERATING COSTS AND EXPENSES:
Cost of revenues, exclusive of depreciation, amortization, and impairments shown below	160,231	101,465	429,679	292,482
Excess purchase commitment	—	—	—	2,629
Acquisition related inventory step-up	2,566	—	40,150	—

Total cost of revenues	162,797	101,465	469,829	295,111

Selling, general and administrative, exclusive of co-promotion fees	134,315	100,039	390,885	311,815
Special legal and professional fees	—	(6,748)	—	(4,713)
Acquisiton related costs	—	—	6,733	—
Co-promotion fees	1,427	5,987	4,022	34,007

Total selling, general, and administrative expense	135,742	99,278	401,640	341,109

Depreciation	15,338	8,992	43,959	27,603
Intangible amortization	38,011	20,241	114,338	92,211
Accelerated depreciation	—	661	1,263	1,935
Research and development	22,640	28,755	71,098	85,175
Research and development milestone payments	—	5,100	—	25,850
Research and development-In-process upon acquisition	—	—	—	5,500
Asset impairments	—	—	—	39,429
Restructuring charges	1,653	1,153	51,178	1,670

Total operating costs and expenses	376,181	265,645	1,153,305	915,593

OPERATING INCOME	87,168	122,800	184,089	301,736
OTHER (EXPENSE) INCOME:
Interest expense	(17,707)	(1,097)	(59,616)	(3,181)
Noncash convertible debt interest expense	(4,511)	(4,203)	(13,297)	(12,390)
Interest income	1,027	8,110	5,321	31,000
Gain (loss) on investment	521	—	(826)	—
Other, net	1,526	(1,024)	2,859	(1,851)

Total other (expense) income	(19,144)	1,786	(65,559)	13,578

INCOME BEFORE INCOME TAXES	68,024	124,586	118,530	315,314
Income tax expense	25,536	42,114	48,829	106,525

NET INCOME	$42,488	$82,472	$69,701	$208,789

Basic net income per common share	$0.17	$0.34	$0.29	$0.86

Diluted net income per common share	$0.17	$0.34	$0.28	$0.85

Shares used in basic net income per share	244,964	243,696	244,515	243,475
Shares used in diluted net income per share	248,266	245,834	247,370	245,184
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KING PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
EXCLUDING NON-GAAP ITEMS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
REVENUES:
Total revenues	$463,349	$388,445	$1,337,394	$1,217,329

OPERATING COSTS AND EXPENSES:
Cost of revenues, exclusive of depreciation shown below	160,231	101,465	429,679	292,482

Selling, general and administrative, exclusive of co-promotion fees	134,315	100,039	390,885	311,815
Co-promotion fees	1,427	5,987	4,022	34,007

Total selling, general, and administrative expense	135,742	106,026	394,907	345,822

Depreciation	15,338	8,992	43,959	27,603
Research and development	22,640	28,755	71,098	85,175
Research and development milestone payments	—	5,100	—	25,850

Total operating costs and expenses	333,951	250,338	939,643	776,932

OPERATING INCOME	129,398	138,107	397,751	440,397
OTHER (EXPENSE) INCOME:
Interest expense	(17,707)	(1,097)	(59,616)	(3,181)
Interest income	1,027	8,110	5,321	31,000
Other, net	1,526	(1,024)	2,859	(1,851)

Total other (expense) income	(15,154)	5,989	(51,436)	25,968

INCOME BEFORE INCOME TAXES	114,244	144,096	346,315	466,365
Income tax expense	42,923	48,666	131,109	160,437

NET INCOME	$71,321	$95,430	$215,206	$305,928

Basic net income per common share	$0.29	$0.39	$0.88	$1.26

Diluted net income per common share	$0.29	$0.39	$0.87	$1.25

Shares used in basic net income per share	244,964	243,696	244,515	243,475
Shares used in diluted net income per share	248,266	245,834	247,370	245,184
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KING PHARMACEUTICALS, INC.
RECONCILIATION OF NON-GAAP ITEMS
(in thousands, except per share data)
(Unaudited)
The following tables reconcile Non-GAAP items to amounts reported under GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Diluted income per common share, as reported under GAAP	$0.17	$0.34	$0.28	$0.85
Effect of non-GAAP items	0.12	0.05	0.59	0.40

Diluted income per common share, excluding non-GAAP items	$0.29	$0.39	$0.87	$1.25

NON-GAAP ITEMS:
Excess purchase commitment (cost of revenues)	—	—	—	2,629
Acquisition related inventory step-up (cost of revenues)	2,566	—	40,150	—
Special legal and professional fees (selling, general, and administrative)	—	(6,748)	—	(4,713)
Acquisition related costs (selling, general, and administrative)	—	—	6,733	—
Intangible amortization (other operating costs and expenses)	38,011	20,241	114,338	92,211
Accelerated depreciation (other operating costs and expenses)	—	661	1,263	1,935
Research and development-In-process upon acquisition (other operating costs and expenses)	—	—	—	5,500
Asset impairments (other operating costs and expenses)	—	—	—	39,429
Restructuring charges (other operating costs and expenses)	1,653	1,153	51,178	1,670
Noncash convertible debt interest expense (other (expense) income)	4,511	4,203	13,297	12,390
Gain/loss on investment (other (expense) income)	(521)	—	826	—

Total non-GAAP items before income taxes	46,220	19,510	227,785	151,051
Income tax benefit from non-GAAP items	(17,387)	(6,552)	(82,280)	(53,912)

Increase in net income	$28,833	$12,958	$145,505	$97,139

Effect of non-GAAP items on diluted income per common share	$0.12	$0.05	$0.59	$0.40